EXHIBIT 4.3
THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE DEPOSITOR OR THE TRUST OR (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (a) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (b) A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), OR (III) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

READING INTERNATIONAL, INC.

And

READING NEW ZEALAND, LIMITED

Junior Subordinated Note due 2027

No. 1
$51,547,000

Each of Reading International, Inc., a corporation organized and existing under the laws of Nevada (hereinafter called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and Reading New Zealand, Limited, a New Zealand corporation (“Reading NZ” and collectively with the Company, the “Obligors”), for value received, jointly and severally hereby promises to pay to Wells Fargo Bank, N.A., not in its individual capacity, but solely as Property Trustee of Reading International Trust I, a Delaware statutory trust, or registered assigns, the principal sum of Fifty One Million Five Hundred and Forty Seven Thousand Dollars ($51,547,000) on April 30, 2027. The Obligors further promise to pay interest on said principal sum from February __, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 30, April 30, July 30, and October 30, of each year, commencing April 30, 2007, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate equal to 9.22% per annum through the Interest Payment Date on April 30, 2012, and thereafter at a variable rate, reset quarterly, equal to LIBOR plus 4.00% per annum, together with Additional Tax Sums, if any, as provided in Section 10.5 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided, further, that any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at a fixed rate equal to 9.22% per annum through the Interest Payment Date on April 30, 2012, and thereafter at a variable rate, reset quarterly, equal to LIBOR plus 4.00% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

During the No Call Period, the amount of interest payable for any full interest period shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months and the amount payable for any partial interest period shall be computed on the basis of the actual number of days elapsed in a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months. Upon expiration of the No Call Period, the amount of interest payable for any interest period will be computed on the basis of a three hundred sixty (360)-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written wire transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including any overdue installment of interest and Additional Tax Sums, if any) on this Security will be made at such place and to such account as may be designated by the Property Trustee.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, each of the Company and Reading NZ has caused this instrument to be duly executed on this _______ day of February, 2007.

READING INTERNATIONAL, INC.

By:
Name:
Title:

READING NEW ZEALAND, LIMITED

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee

By:
Authorized signatory

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company and Reading NZ (the “Securities”) issued under the Junior Subordinated Indenture, dated as of February __, 2007 (the “Indenture”), among the Company, Reading NZ and Wells Fargo Bank, N.A., as Trustee (in such capacity, the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Reading NZ, the Trustee, the holders of Senior Debt, the Holders of the Securities and the holders of the Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of February __, 2007 (as modified, amended or supplemented from time to time, the “Trust Agreement”), relating to the Reading International Trust I (the “Trust”) among the Company, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

The Obligors may, on any Interest Payment Date, at their option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice to the Holders of the Securities (unless a shorter notice period shall be satisfactory to the Trustee) on or after the No Call Period, and subject to the terms and conditions of Article XI of this Indenture, redeem this Security in whole at any time or in part from time to time at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date.

If a Change of Control occurs and holders of Preferred Securities holding at least 25% in aggregate principal amount of the Preferred Securities give written notice to the Company (on behalf of itself and Reading NZ) within thirty (30) days following the date the Company (on behalf of itself and Reading NZ) notifies such holders of Preferred Securities of the Change of Control (such 30-day period, the “Notice Period”), of their election to cause the redemption or defeasance, as applicable of the Securities (a “Change of Control Election”), the Company shall be required (on behalf of itself and Reading NZ), within thirty (30) days following the end of the Notice Period to:

(a) defease this Security, if the holder thereof is a holder of Electing Securities, in accordance with the first sentence of Article XIII of this Indenture if, after applying the requirements of Section 11.2 of this Indenture to redeem the Securities no later than thirty (30) days following the end of the Notice Period, the Securities would be redeemed prior to the expiration of the No Call Period; or

(b) redeem this Security, if the holder thereof is a holder of Electing Securities, and subject to the terms and conditions of Article XI of this Indenture, at a Redemption Price equal to one hundred (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date if, after applying the requirement of Section 11.2 of the Indenture to redeem the Securities no later than thirty (30) days following the end of the Notice Period, the Securities would be redeemed on or after the expiration of the No Call Period.

In addition, upon the occurrence and during the continuation of a Special Event during the No Call Period, the Obligors may, at their option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice to the Holders of the Securities (unless a shorter notice period shall be satisfactory to the Trustee), redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of this Indenture at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

This Indenture permits the Company at any time, upon thirty (30) days’ prior written notice to the Trustee, the Holders and the holders of the Preferred Securities, to assume in full the obligations of Reading NZ under the Securities, this Indenture and the other Operative Documents, and to release Reading NZ therefrom, whereupon Reading NZ shall be released from and have no further liability or obligation thereunder.

This Indenture permits, with certain exceptions as therein provided, the Company, Reading NZ and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company, Reading NZ and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. This Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company and Reading NZ with certain provisions of this Indenture and certain past defaults under this Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company and Reading NZ, which, subject to the Company’s right to release Reading NZ from its liability and obligations under this Security as referred to above, are absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is restricted to transfers to “Qualified Purchasers” (as such term is defined in the Investment Company Act of 1940, as amended,) and is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company (on behalf of itself and Reading NZ) maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company (on behalf of itself and Reading NZ) may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company (on behalf of itself and Reading NZ), the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, Reading NZ the Trustee nor any such agent shall be affected by notice to the contrary.

The Company, Reading NZ and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

This Security shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).